UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2005

DIGITAL RIVER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9625 West 76th Street, Suite 150, Eden Prairie, Minnesota  55344

(Address of principal executive offices)  (Zip Code)

(Registrant’s telephone number, including area code): (952) 253-1234

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  On April 27, 2005, Digital River, Inc. (the "Company") announced that Carter D. Hicks will be retiring from his position as the Company’s Chief Financial Officer effective as of July 1, 2005.

(c)  Effective as of July 1, 2005, the Company expects to appoint Thomas Donnelly, its Vice President of Finance and Treasurer, as the Company’s new Chief Financial Officer.  Mr. Donnelly, 41, has served as the Company’s Vice President of Finance and Treasurer since February 1, 2005.  Prior to joining the Company, from June 2004 to January 2005, Mr. Donnelly was an independent consultant, primarily for Net Perceptions, Inc.  From March 1997 to May 2004, Mr. Donnelly held various financial positions, most recently those of Chief Operating Officer and Chief Financial Officer, of Net Perceptions, Inc.  Mr. Donnelly has a BA degree in economics from St. Olaf College.

Mr. Donnelly does not have any family relationship with any director or executive officer of the Company.  Pursuant to his employment arrangement with the Company, Mr. Donnelly’s annual base compensation is $175,000.  Mr. Donnelly also receives equity incentive compensation in the form of stock options under the Company’s equity incentive plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.

By:	/s/ Carter D. Hicks
Name: Carter D. Hicks
Title: Chief Financial Officer

Date:  April 27, 2005